Exhibit 10.1
                       EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into effective as of the date signed below between Forster Drilling Corporation, a Nevada corporation (the "Company"), and Fred E. Forster III (the "Executive").

                            RECITALS

     WHEREAS, Forster Drilling Corporation ("is engaged in the business of providing petroleum drilling services, (the Company's Business); and

     WHEREAS, Executive possess substantial knowledge and experience with respect to the Company's Business; and

     WHEREAS, the Company desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires Employment with the Company. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's Employment with the Company.

     In consideration of the mutual covenants and representations contained in this Agreement, the Company and the Executive agree as follows:

1. Employment of Executive; Duties. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, as Chief Executive Officer, for the period specified in
     Section 3 (the "Employment Period"), subject to the terms and conditions of this Agreement. During the Employment Period, the Executive shall have such duties and responsibilities generally consistent with his position and such other duties not inconsistent with his title and position and as may be assigned to him by the Company, which may include providing similar services for each of the Company's subsidiaries, parents or affiliates. In connection therewith, Executive shall devote his best efforts, experience and judgment to fully discharge his duties and responsibilities under this Employment Agreement and as reasonably contemplated hereby, and shall act in conformity with the written and oral policies of the Company and within the limits, budgets, business plans and instructions as set by its Board of Directors. Executive shall be subject to the authority of the Company's Board of Directors and duly appointed officers.

2. Place of Employment and Travel. Executive acknowledges that the Company's offices and headquarters are currently located in Houston, Harris County, Texas, and shall be the initial site of Executives Employment.

3. Employment Period. The Employment Period shall begin on the first date the Company commences drilling operations and shall continue for three
     (3) years thereafter.

4. Base Salary. During the Employment Period, the Company shall pay the Executive up to a maximum annual base salary of Two Hundred Thousand Dollars (US $200,000.00). Said salary shall be based upon the following schedule: the Executive shall receive a base salary of Five Thousand Dollars ($5,000) per month until the first rig is placed into drilling operations plus car expense. Thereafter, the Executive shall receive an additional Twenty-Five Thousand Dollars (US $25,000.00) for each drilling rig placed into drilling operations, up to the maximum annual base salary of Two Hundred Thousand Dollars (US $200,000.00) plus car expense. The base salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other executives of the Company- The base salary shall be subject to review annually by the Board of Directors ("Board") (or a committee appointed by the Board) for upward adjustments based on the policies of the Company and tie Executive's contributions to the business of the Company.

5. Benefits. In addition to and except for the matters governed by this Agreement, the Executive shall be entitled to: (i) employee benefits and perquisites, including but not limited to pension plans, deferred compensation plans, stock options, annual bonus plans, long term incentive plans, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as maybe provided by the Company to other executives of the Company from time to time; and (ii) paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Company.

6. Non-Disclosure; Non-Competition. As a condition to the Employment arrangement, Executive agrees to execute and comply with the terms and conditions of the "Employee Non-Disclosure and Non-Competition Agreement" attached hereto as Exhibit 1.

7.   Termination.

           a.  Termination by the Company.

               i. The Company, by action of its Board, may terminate the Executive's Employment under this Agreement without Cause (as defined in herein below) at any time by giving notice thereof to the Executive at least sixty (60) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of Employment.

               ii. The Company, by action of its Board, may terminate the Executive's Employment under this Agreement for Cause at any time by notifying the Executive of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of Employment. "Cause" means the Executive's: (i) persistent and repeated refusal, failure or neglect to perform the material duties of his Employment under this Agreement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within thirty (30) days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of the Employee Non-Disclosure and Non-Competition Agreement or of such other subsequent agreements entered into during the Employment Period that results in a detriment to the Company; (iv) conviction of a felony (including pleading guilty to a felony); or (v) habitual abuse of alcohol or drugs.

          b. Termination by the Executive. The Executive may terminate this Agreement at any time, for any reason or for no reason at ail, by giving notice thereof to the Company at least ninety (90) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of Employment.

           c.  Severance Benefits.

               i. If the Executive's Employment under this Agreement is terminated before the end of the Employment Period by the Company without Cause or by the Executive for Good Reason (as defined in herein below), the Company shall continue to pay to the Executive his unpaid Base Salary through the time of termination and for a period extending sixty days thereafter. Additionally, the Executive shall be entitled to his share of the vested stock options through the date of termination which shall be paid to him at such time as the next payment is made to the other participants of the any stock option plan or the long term incentive plan.

               ii. If the Executive's Employment under this Agreement is terminated by the Company for Cause, by the Executive without Good Reason or if the Executive dies or becomes totally disabled (as defined in herein below), the Company shall only pay the Executive a lump sum cash payment within thirty (30) days of the date of such termination, equal to the sum of: (i) Executive's unpaid Base Salary earned to the termination date; (ii) his share of the vested stock through the date of termination which shall be paid to him or his estate at such time as the next payment is made to the other participants of the any stock option plan.

               iii. "Good Reason" means: any material failure by the Company to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Executive shall give the Company notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Company within thirty (30) days after such notice.

               iv. If the Executive is entitled to receive payments or other benefits under this Agreement upon the termination of his Employment with the Company, the Executive hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Company ("Other Severance Plan").

          d. Termination by Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Executive has a "total disability" (within the meaning of such term or of a similar term as defined in the Company's long-term disability plan as in effect from time to time), the Company may terminate his Employment under this Agreement by notifying the Executive thereof at least thirty (30) days before the effective date of such termination.

8. Representation by Executive. Executive represents and warrants to the Company that his Employment hereunder will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which he is or was a party.

9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the Company's principal executive offices.

10. Withholding Taxes. The Company shall have the right, but not the duty, to the extent permitted by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Company under applicable law.

11. Validity; Complete Agreement. The validity and enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement sets forth the entire understanding and embodies the entire Agreement of the parties with respect to the subject matter covered hereby and supersedes all prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications, among the parties hereto.

12. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

13. Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the law of the State of Texas. The Parties consent to the exclusive jurisdiction of the Texas courts. Venue for any action brought hereunder shall be exclusively in the State of Texas, County of Harris.

14. Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

15. Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall have the right to assign this Agreement to any of its respective subsidiaries, parents or affiliates. The rights and obligations of Executive under this Agreement are personal to him and no such right or obligation shall be subject to voluntary or involuntary alienation, assignment, or transfer.

Mandatory Arbitration. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE COMPANY AND THE EXECUTIVE SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED UNDER THE RULES OF ARBITRATION OF THE STATE OF TEXAS APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF TEXAS WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT. ARBITRATION MAY BE HELD IN TEXAS, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED BY A QUALIFIED ARITRATOR APPOINTED UNDER THE LAWS OF THE STATE OF TEXAS. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


Executive                                 Witness



By:/s/ Fred Forster III                    /s/ Roxanne Cort
   Fred E. Forster III, Executive


Date:  6-16-06



Forster Drilling Corporation              Witness



By:/s/ W. Scott Thompson                 /s/ Roxanne Cort
W. Scott Thompson, Director


Date:  6-16-06

                           Exhibit 1


                  EMPLOYEE NON-DISCLOSURE AND
                   NON-COMPETITION AGREEMENT


The Undersigned Fred E. Forster III, for and in consideration of his Employment with Forster Drilling Corporation, plus other good and valuable consideration, the receipt and sufficiently of which is hereby acknowledge, intending to be legally bound by the terms and conditions of this Agreement, hereby agrees as follows:

     1. Respective Persons or Entities Covered. Undersigned acknowledges that, as an employee of Forster Drilling Corporation, he will possibly also be working with subsidiaries, parents and affiliated entities of Forster Drilling Corporation that shall hereinafter be referred to herein as the "Companies."

     2. Confidentiality. Employee, covenants and agrees that he will not, at any time either during the term of this Agreement of thereafter, for a period of one year after the receipt by Employee of the last disclosure of proprietary information, reveal (or permit to be revealed where such is within its control) to a third party or use for his own benefit, without prior written consent of the Companies, any information pertaining to the business of the Companies, or any of the Companies' respective businesses including but not limited to information relating to research results, drilling techniques, drilling rates and pricing, geological well information derived from the Company's drilling operations, suppliers, employees, customer list, customers' financial condition, procedures, tests, know-how, production, distribution, work and organizational methods, experimental results or trade secrets.

     3. Non-competition. During the term of this Agreement and for a period of one year thereafter. Employee agrees that, except as contemplated by this Agreement, he shall not without the prior written consent of the Companies, either individually or with others, directly or indirectly, as an employee, representative, partner, principal, agent, independent contractor, consultant, stockholder, or in any other capacity, participate in, engage in or have a financial interest in any activity, business or entity relating to or involved in the development, testing or marketing of products, services, systems or processes related to the Companies' respective businesses, except as provided in Schedule B.

     Employee acknowledges that the claim for or the payment of any damages for breach of the provisions contained in this paragraph 3 shall not preclude the Companies from seeking injunctive or such other forms of relief as may be obtained in a court of law or equity. Employee, acknowledges that he will be fully able to earn an adequate livelihood for himself and his dependents if the provisions of this paragraph 3 shall be specifically enforced against him. In the event that any court of competent jurisdiction shall determine that any term, covenant, or condition of this paragraph 3 is void or unenforceable, such court shall have the powers and authority to modify this paragraph 3 in accordance with the original intent of the parties so as to make such term, covenant or condition and the remainder of this Agreement valid and binding upon the parties hereto.

     4. Non-solicitation. During the term of this Agreement and for a period of one year thereafter. Employee agrees that he shall not, without the prior written consent of the Companies, either individually or with others, directly or indirectly solicit or hire any of the Companies' employees or key employees of the Companies' customers for Employment with a person or entity involved in marketing products or services competitive with any of the Companies' respective businesses. Key employees include supervisory personnel, executives, personnel in charge of any department, section or subdivision, and project managers (or directors) and senior personnel on any individual project or projects. Employee further agrees that all customers of the Companies, and all prospective customers from whom Employee may have solicited business while engaged as an employee by the Companies hereunder, shall be solely the customers of the Companies. Employee therefore agrees that he will not, for a period of one year immediately following the termination of this Agreement, either directly or indirectly, solicit business, as to products or services competitive with those of the Companies respective businesses, from any of the Companies" customers with whom Employee has had contact within one year prior the termination of this Agreement.

     The term "Employee" shall, for purposes of paragraphs 1 through 4 includes Employee along with any of Employee's Affiliates, Associates, or entities of which he is a Beneficial Owner. The term "Affiliate" shall means a person controlling, controlled by or under common control with Employee and the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. The term "Associate," shall mean a relationship with: i) any corporation, or organization (other than the Companies) of which Employee or any of his Affiliates or Associates is a director, officer or partner, ii) any corporation, or organization (other than the Companies) of which Employee or any of Employee's Affiliates or Associates, directly or indirectly, are the beneficial owner of five percent (5%) or more of any class of equity securities; iii) any trust or other estate in which Employee or any of his Affiliates or Associates have a substantial beneficial interest or with respect to which Employee or any of his Affiliates or Associates serve as a trustee or in any other fiduciary capacity; or iv) Employee's spouse, or any blood relative of Employee, or any blood relative of Employee's spouse, who resides in the same home as Employee, or who is an officer or director, or partner of any Affiliate or Associate of Employee. The term "beneficial ownership" shall mean interests which Employee or his or Affiliates or Associates may possess which are substantially equivalent to those of ownership and are enjoyed by reason of any contract, understanding, relationship, agreement or other arrangement, whether or not such are set forth in a legally binding contract or document.


IN WITNESS WHEREOF, the Undersigned Fred E. Forster III, intending to be legally bound, hereby executes and delivers this Agreement this 16th day of June,
2006.


/s/ Fred Forster III
Fred E. Forster III, Executive


Witness

/s/ Roxanne Cort

                   CERTIFICATE OF ORIGINALITY


     As a condition of Employment with Forster Drilling Corporation, or any of its subsidiaries (collectively the "Company"), I acknowledge and agree that all work performed by me during this engagement is owned completely and exclusively by the Company. I hereby assign all rights resulting from work performed by me for the Company, relating to the Company's then present business worldwide, and fully and completely enable the Company its successors, assigns and nominees to secure and enjoy the full benefits and advantages thereof.

     I recognize that all my relationship with the Company is based upon a high degree of trust and confidence and that I wilt be involved with confidential information of the Company. I will, to the best of my ability, protect any and all confidential information relating to the Company's products, services, clients, customers and business operations.

     Upon termination of my Employment with the Company, I will promptly deliver to the Company, all property and confidential materials of the Company that may be in my possession or under my control.

     IN WITNESS WHEREOF, the Undersigned Fred E. Forster III, intending to be legally bound, hereby executes and delivers this Agreement this 16th day of June, 2006.




/s/ Fred Forster III
Fred E. Forster III, Executive



Witness



/s/ Roxanne Cort